Exhibit 01

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                                                              [LOGO] ENERSIS
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                                                         Santiago, July 30, 2003
                                                          Ger. Gen. No. 133/2003

Mr. Alejandro Ferreiro Y.
Superintendent of Securities and Exchange
Hand-Delivery

                                                    RE: Essential Fact Statement

Dear Mesdames and Sirs:

In accordance with Articles 9 and 10.2 of Law No. 18,045 and of the Superintendency's General Regulation No. 30, and by the authority vested in me, I hereby inform you, as an Essential Fact Statement, that in their Session held on July 30, 2003, Enersis' Board decided unanimously not to pay interim dividend in August 2003, with respect to the financial results of June 2003, in accordance with the governing policy, since the anticipated conditions of the cited policy were not met.

Respectfully yours,

                             Enrique Garcia Alvarez
                             Chief Executive Officer

c.c.
Bolsa Comercio de Santiago
Bolsa Electronica de Chile
Bolsa Corredores de Valparaiso
Comision Clasificadora de Riesgo